EXHIBIT 23.4

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

We hereby conent to the incorporation by reference of our report on OraLabs Holding Corp. dated February 24, 1998 in the Registration Statement on Form S-8, as included in the OraLabs Holding Corp's Form 10-KSB/A for the year ended December 31, 1998 and to all references to our firm included in such Registration Statement.

                                              /s/  Schumacher & Associates, Inc.
                                              ----------------------------------
                                              SCHUMACHER & ASSOCIATES, iNC.


February 4, 2000
Denver, Colorado